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                                                                       EXHIBIT E

                        AGREEMENT REGARDING JOINT FILING

                  Each of the undersigned hereby agrees that the Schedule 13D and any amendment thereto filed on behalf of both of the undersigned individually and as trustee of any trust (which may be signed by any attorney-in-fact duly authorized by each of the undersigned) pursuant to Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the ownership (directly and indirectly) of the common stock of Synovus Financial Corp. by both or either of the undersigned, individually and as trustee of any trust, is and will be filed jointly on behalf of each of the undersigned.

                  This Agreement may be executed in multiple counterparts with the effect that all such counterparts shall constitute one single Agreement.

                  Dated as of December 15, 2000.


                                 /s/ Lovick P. Corn
                                 --------------------------------------------
                                 Lovick P. Corn,
                                 individually and as trustee


                                 /s/ Elizabeth T. Corn
                                 --------------------------------------------
                                 Elizabeth T. Corn, individually
                                 and as trustee


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